Exhibit 20.8

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - April 2007

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591 MM
Expected Maturity (Class A)		04/15/2008
Gross Monthly Payment Rate		17.56%
Delinquency Rate:	30 - 59 Days	1.06%
	60 - 89 Days	0.72%
	90 + Days	1.73%

Excess Spread Analysis

Series		COMT 1998-1
Portfolio Yield		17.80%
Weighted Average Coupon		6.80%
Servicing Fee Percentage		1.50%
Net Loss Rate		3.18%
Excess Spread Percentage
	Apr-07	6.33%
	Mar-07	7.77%
	Feb-07	7.23%
3-Month Average Excess Spread		7.11%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - April 2007

Capital One Master Trust (COMT)

Series		COMT 2000-3
Size		$1,000 MM
Expected Maturity (Class A)		8/15/2007
Gross Monthly Payment Rate		17.56%
Delinquency Rate:	30 - 59 Days	1.06%
	60 - 89 Days	0.72%
	90 + Days	1.73%

Excess Spread Analysis

Series		COMT 2000-3
Portfolio Yield		17.80%
Weighted Average Coupon		5.87%
Servicing Fee Percentage		2.00%
Net Loss Rate		3.18%
Excess Spread Percentage
		6.75%
	Apr-07	8.50%
	Mar-07	7.53%
3-Month Average Excess Spread	Mar-07	7.60%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - April 2007

Capital One Master Trust (COMT)

Series		COMT 2001-1	COMT 2001-6
SizeExpected		$1,200 MM	$1,300 MM
Maturity (Class A)		2/15/2008	8/15/2008

Gross Monthly Payment Rate		17.56%	17.56%
Delinquency Rate:	30 - 59 Days	1.06%	1.06%
	60 - 89 Days	0.72%	0.72%
	90 + Days	1.73%	1.73%

Excess Spread Analysis

		COMT 2001-1	COMT 2001-6
Series Portfolio Yield		17.80%	17.80%
Weighted Average Coupon		5.70%	5.73%
Servicing Fee Percentage		2.00%	2.00%
Net Loss Rate		3.18%	3.18%
Excess Spread Percentage
	Apr-07	6.92%	6.89%
	Mar-07	8.59%	8.62%
	Feb-07	7.73%	7.68%
3-Month Average Excess Spread		7.75%	7.73%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - April 2007

Capital One Master Trust (COMT)

Series		COMT 2002-1	COMT 2002-4
Size		$1,000 MM	$750 MM
Expected Maturity (Class A)		1/15/2009	5/15/2007

Gross Monthly Payment Rate		17.56%	17.56%
Delinquency Rate:	30 to 59 days	1.06%	1.06%
	60 to 89 days	0.72%	0.72%
	90 + days	1.73%	1.73%

Excess Spread Analysis

Series		COMT 2002-1	COMT 2002-4
Portfolio Yield		17.80%	17.83%
Weighted Average Coupon		5.73%	5.09%
Servicin Fee Percentage		2.00%	2.00%
Net Loss Rate		3.18%	3.18%

Excess Spread Percentage
	Apr-07	6.89%	7.56%
	Mar-07	8.57%	8.95%
	Feb-07	7.70%	8.45%
3-Month Average Excess Spread		7.72%	8.32%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.